UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017
NuStar Energy L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On August 22, 2017, NuStar Logistics, L.P. (“Logistics”) entered into that certain Second Amendment to Amended and Restated Revolving Credit Agreement dated as of August 22, 2017 among Logistics, NuStar Energy L.P. (the “MLP”), NuStar Pipeline Operating Partnership L.P., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto (the “Second Amendment”). The Second Amendment amends that certain Amended and Restated Revolving Credit Agreement among Logistics, as Borrower, the MLP, JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank and Mizuho Bank, Ltd., as Co-Syndication Agents, Wells Fargo Bank, National Association and PNC Bank, National Association, as Co-Documentation Agents, and the lenders party thereto, as amended (the “Credit Agreement”).

The Second Amendment extends the maturity date of the Credit Agreement to October 29, 2020 and increases the borrowing capacity thereunder from $1.5 billion to $1.75 billion. The Second Amendment also amends the financial condition covenant contained in the Credit Agreement to provide that the MLP’s Consolidated Debt Coverage Ratio (as defined in the Credit Agreement) may not exceed 5.50 to 1.00 for the four consecutive fiscal quarters (“Rolling Period”) ending June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018 and may not exceed 5.00 to 1.00 for any Rolling Period ending on or after June 30, 2018. If the MLP or a restricted subsidiary completes one or more acquisitions for aggregate net consideration of at least $50 million, the maximum Consolidated Debt Coverage Ratio will increase to 5.50 to 1.00 for two Rolling Periods.

Logistics and the MLP also are party to Letter of Credit Agreements with each of Mizuho Bank, Ltd. (dated as of June 5, 2012, as amended), The Bank of Nova Scotia (dated as of June 5, 2013, as amended) and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (dated as of September 3, 2014, as amended) (collectively, the “Letter of Credit Agreements”). Pursuant to the terms of the Letter of Credit Agreements, the corresponding provisions of the covenants and the definitions related thereto in the Letter of Credit Agreements are deemed automatically amended to conform to the changes to such provisions made by the Second Amendment.

The above discussion is qualified in its entirety by the text of the Second Amendment, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit

Exhibit 10.01
Second Amendment to Amended and Restated Revolving Credit Agreement, dated as of August 22, 2017, among NuStar Logistics, L.P., NuStar Energy L.P., NuStar Pipeline Operating Partnership L.P., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: August 22, 2017			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

Exhibit 10.01
Second Amendment to Amended and Restated Revolving Credit Agreement, dated as of August 22, 2017, among NuStar Logistics, L.P., NuStar Energy L.P., NuStar Pipeline Operating Partnership L.P., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

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